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                                                                    EXHIBIT 32.1

         CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to the requirement set forth in Rule 13a-14(b) of the Securities and Exchange Act of 1934, as amended, (the "Exchange Act") and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. Section Corporation (the "Company"), and Timothy A. Harkness, the Chief Financial Officer of the Company, each hereby certifies that, to his knowledge:

1. The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2004, to which this Certification is attached as Exhibit 32.1 (the "Periodic Report"), fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Periodic Report fairly presents, in all material respects, the financial condition of the Company at the end of the periods covered by the Periodic Report and results of operations of the Company for the periods covered by the Periodic Report.

This Certification accompanies the Periodic Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed "filed" by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

Dated: August 9, 2004

       /s/ Joseph D. Keegan, Ph.D.              /s/ Timothy A. Harkness
       -----------------------------------      -------------------------------
         Joseph D. Keegan, Ph.D.                     Timothy A. Harkness
         Chief Executive Officer                     Chief Financial Officer